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                                                                     Exhibit 3.2

         LIMITED LIABILITY COMPANY AGREEMENT of Armkel, LLC, a Delaware limited liability company (the "Company"), dated as of March 9, 2001, among Church &
                        -------
Dwight Co, Inc. ("Church & Dwight"), Kelso Investment Associates VI, L.P. ("KIA
                  ---------------                                           ---
VI") and KEP VI, LLC ("KEP VI") (as modified, amended, restated or supplemented
--                     ------
from time to time, this "Agreement").
                         ---------

         WHEREAS, Church & Dwight Co., Inc. ("Church & Dwight") and Kelso &
                                              ---------------
Company, L.P. ("Kelso") have formed a limited liability company by filing a
                -----
Certificate of Formation on March 9, 2001 (the "Certificate"), pursuant to the
                                                -----------
Delaware Limited Liability Company Act (as from time to time amended and including any successor statute of similar import, the "Act") to be treated as a
                                                        ---
partnership for federal income tax purpose; and

         WHEREAS, Church & Dwight and Kelso have determined that the members of the Company shall be Church & Dwight, KEP VI (an affiliate of Kelso) and KIA VI (an affiliate of Kelso) (each, a "Member", and collectively, the "Members").
                                  ------                          -------

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         ARTICLE 1.1. -- FORMATION OF LIMITED LIABILITY COMPANY
         ------------    --------------------------------------

         Section 1.1. Company Name and Purpose. The name of the Company shall be
                      ------------------------
Armkel, LLC. The Company may carry on any lawful business, purpose or activity for which limited liability companies may be formed under the laws of the State of Delaware.

         Section 1.2. Registered Office and Registered Agent. The address of the
                      --------------------------------------
registered office is 1209 Orange Street, in the City of Wilmington, County of New Castle and name of the registered agent at such address is The Corporation Trust Company.

         Section 1.3. Principal Place of Business. The principal place of
                      ---------------------------
business and chief executive office of the Company shall be c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

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         Section 1.4. Transfer of Kelso Membership. Kelso hereby transfers, and
                      ----------------------------
Church & Dwight consents to such transfer, Kelso's membership interest in the Company to KIA VI and KEP VI and Kelso shall no longer be a member of the Company.

         Section 1.5. Member Contributions and Percentage Interest. Each Member
                      --------------------------------------------
agrees to make an initial contribution in the amount set forth in the records of the Company, which records shall also reflect from time to time the extent to which the initial contribution and any other contributions of each Member have been received and not returned by the Company. Each Member's percentage interest is set forth on Schedule A hereto. Schedule A may be amended from time to time to reflect changes in Members' percentage interests.

         Section 1.6. Execution and Filing of Certificate of Formation. All
                      ------------------------------------------------
actions heretofore taken in connection with the filing of the Certificate be, and they hereby are, approved, ratified, confirmed and adopted in all respects as the actions of the Company.

         Section 1.7. Ministerial Acts. The Officers (as defined below) are, and
                      ----------------
each of them individually hereby is, designated as an authorized person, within the meaning of the Act, and shall be authorized: (i) to execute and file (or direct the execution and filing of) (x) a Schedule 13-D, and any amendments thereto, to be filed pursuant to the Securities Exchange Act of 1934, as amended and (y) a Form SS-4 in order to obtain an Employer Identification Number for the Company; and (ii) to take or cause to be taken any and all such further actions and to prepare, execute, deliver and, if necessary, file, at any time and from time to time, any and all such instruments, deeds, requests, receipts, notes, applications, reports, certificates, filings and other documents with any foreign, federal, state or regulatory agencies or authorities and to obtain such consents as they, or any one of them, shall deem appropriate, necessary or advisable.

                             ARTICLE 2 -- MANAGEMENT
                             ---------    ----------

         Section 2.1. Identity of the Managers. Church & Dwight and Kelso shall
                      ------------------------
each be a manager of the Company (each a "Manager" and together, the
                                          -------
"Managers").
 --------

         Section 2.2. Identity of Officers. Zvi Eiref and James J. Connors, II,
                      --------------------
shall each be Vice Presidents of the Company (each an "Officer" and together,
                                                       -------
the "Officers") and shall hold such office until a successor shall have been
     --------
named by either Manager, or until his earlier death, resignation or removal.

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         Section 2.3. Powers and Authority of Members and Managers. Except as
                      --------------------------------------------
provided in Section 1.7 hereto, the approval of both Managers shall be required in order to bind the Company.

         Section 2.4. Reliance by Third Parties. Any person dealing with the
                      -------------------------
Company may rely on a certificate signed by any Manager: (a) as to who the Members or other Managers hereunder are; (b) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Members or in any other manner germane to the affairs of the Company; (c) as to who is authorized to execute and deliver any instrument or document on behalf of the Company; (d) as to the authenticity of any copy of this Agreement and amendments hereto; (e) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member (solely with respect to the activities of the Company); or (f) as to the authority of such Manager to act. Any person dealing with the Company with respect to any instrument or document delivered pursuant to Section 1.7 of this Agreement may rely on any such instrument or document signed by any Officer.

         Section 2.5. Exculpation and Indemnification. The Managers and Officers
                      -------------------------------
of the Company and each Member and such Member's Affiliates (as defined below), and the partners, officers, directors, employees and controlling persons (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder) of each Member and such Member's Affiliates (collectively, the "Indemnified Persons") shall not be liable, directly or
                    -------------------
indirectly, to the Company, any other Member or any other person who has an interest in the Company for any act or omission (in relation to the Company or this Agreement) taken or omitted by such Indemnified Person in good faith, provided, that such act or omission did not constitute gross negligence, fraud,
--------
willful violation of the law or a violation of this Agreement or its bad faith. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatever nature ("Claims") relating to activities undertaken in
                              ------
connection with the Company, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and as counsel fees and expenses reasonably incurred in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person; provided, further, that no indemnity shall be
                                   --------  -------
payable hereunder against any liability incurred by such Indemnified Person by reason of gross negligence, fraud, a willful violation of the law or its breach of this Agreement or its bad faith. No Indemnified Person shall settle or compromise any Claim without the written consent, which consent shall not be unreasonably withheld, of all Members other than such

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Indemnified Person (if a Member), provided that if such consent is unreasonably
                                  --------
delayed, such Indemnified Person shall be entitled to so settle or compromise such Claim without such consent so long as any such settlement shall include as an unconditional term a release of the Indemnifying Person from all liability in respect of such Claim. "Affiliate" shall mean, with respect to any specified
                        ---------
person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

         Section 2.6. Advance of Expenses. Expenses incurred by an Indemnified
                      -------------------
Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Company.

         Section 2.7. Non-Exclusivity. The right of any Indemnified Person to
                      ---------------
the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

         Section 2.8. Satisfaction from Company Assets. All judgments against
                      --------------------------------
the Company or an Indemnified Person, in respect of which such Indemnified Person is entitled to indemnification, shall first be satisfied from Company assets before the Indemnified Person is responsible therefor.

         Section 2.9. No Third Party Rights. Except as expressly provided
                      ---------------------
herein, none of the provisions of this Article 2 shall be deemed to create or grant any rights in favor of any third party, including, without limitation, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the dissolution, winding up and termination of the Company.

                           ARTICLE 3 -- MISCELLANEOUS
                           ---------    -------------

         Section 3.1. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND
                      --------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.


         Section 3.2. Counterparts. This Agreement and any written amendment,
                      ------------
waiver, modification or supplement hereto may be executed in any number of

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counterparts, each of which shall be deemed an original of this Agreement or of such written amendment, waiver, modification or supplement. Delivery by facsimile of an executed signature page of this Agreement or any written amendment, waiver, modification or supplement shall be effective as delivery of a manually executed counterpart hereof or thereof.

         Section 3.3. Notices. Any notice required or permitted to be given to
                      -------
any Member or Manager in connection with this Agreement shall be delivered in person or by mail, overnight delivery, telephone or facsimile:

         If to Kelso, KIA VI or KEP VI:
         -----------------------------

         c/o Kelso & Company
         320 Park Avenue, 24/th/ Floor
         New York, NY  10022
         Attention:  General Counsel
         fax:  (212) 223-2379

         If to Church & Dwight:
         ---------------------

         Church & Dwight Co., Inc.
         469 North Harrison Street
         Princeton, New Jersey  08543
         Attention:  General Counsel
         fax:  (609) 683-5900

;or at such other place as such party may from time to time request in writing.

         Section 3.4. Amendments. This Agreement may be amended, waived,
                      ----------
modified or supplemented at any time by the unanimous written consent of the Members.

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            IN WITNESS WHEREOF, the party hereto has executed and delivered this
Agreement as of the date first above written.

                                          CHURCH & DWIGHT CO., INC.

                                          By: ___________________________



                                          KELSO & COMPANY, L.P.

                                          By: Kelso & Companies, Inc.,
                                              its general partner

                                          By: ___________________________



                                          KELSO INVESTMENT
                                          ASSOCIATES VI, L.P.

                                          By: Kelso GP VI, LLC, General Partner

                                          By: ___________________________
                                                     Managing Member



                                          KEP VI, LLC

                                          By: ___________________________
                                                     Managing Member

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                                                                      Schedule A


Member                                        Percentage Interest
------                                        -------------------

Church & Dwight Co., Inc.                              50%

Kelso Investment Associates VI, L.P                  42.5%

KEP VI, LLC                                           7.5%